UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2013

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 30, 2013, Ampio Pharmaceuticals, Inc. (the “Company”) became aware of a civil complaint filed in the District Court for Arapahoe County, Colorado on or about August 28, 2013 (the “Complaint”). The Complaint names the Company, its predecessor, and certain of its directors and executive officers as defendants. The Complaint alleges that the defendants breached a contract with the plaintiffs for consulting services the plaintiffs purportedly provided during two time periods: in November and December 2009 in connection with a proposed reverse merger transaction, and between 2010 and 2012. The reverse merger transaction identified by the plaintiffs and which is alleged to be the basis for contract claims was not consummated by the Company. The plaintiffs seek an unspecified amount of compensatory damages and other relief, including 1,130,000 shares of Company common stock, and also assert claims for promissory estoppel, unjust enrichment, and fraudulent inducement and concealment. The Company believes these claims are without merit and intends to defend this lawsuit vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer

Dated: September 5, 2013